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Exhibit 3.1(z)

ARTICLES OF INCORPORATION
OF

Homebuilders Title Services of Virginia, Inc.
The undersigned pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:
1.	The name of the corporation is:
Homebuilders Title Services of Virginia, Inc.
SELLING TITLE INSURANCE AS AGENCY.
2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are):
	Number of shares authorized	Class(es)
	1000	common

3.	A.	The corporation's initial registered office address which is the business address of the initial registered agent is:
	5511 Staples Mill Road, Richmond	VA	23228

	(number/street)	(city or town)	(ZIP code)
	B.	The registered office is physically located in the [ ] City of [X] County of
Henrico.
4.	A.	The name of the corporation's initial registered agent is
Edward R. Parker.
	B.	The initial registered agent is (mark appropriate box):
	(1)	An individual who is a resident of Virginia and
	[ ]	an initial director of the corporation
	[X]	a member of the Virginia State Bar
OR
	(2) [ ]	a professional corporation or professional limited liability company of attorneys registered under Section 54.1-3902, Code of Virginia
5.	The NAMES and ADDRESSES of the initial directors are:
Brian C. Beazer. 5775 Peachtree Dunwoody Road; Suite B200, Atlanta, GA 30342
Ian J. McCarthy. 5775 Peachtree Dunwoody Road; Suite B200, Atlanta, GA 30342
6.	INCORPORATOR(S):
	/s/	Cory J. Boydston

	Signature(s)	Printed name(s)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

February 4, 2000

        The State Corporation Commission has found the accompanying articles submitted on behalf of

Homebuilders Title Services of Virginia, Inc.

to comply with the requirements of law, and confirms payment of all required fees.

        Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective February 4, 2000.

        The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By	/s/
Commissioner

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  Exhibit 3.1(z)
ARTICLES OF INCORPORATION OF